UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2014
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

(713) 706-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

Settlement Agreement

American Spectrum Realty, Inc. (the "Company") entered into a Settlement Agreement (the "Settlement Agreement") effective June 10, 2014, by and among the Company, American Spectrum Realty Operating Partnership, L.P., a Delaware limited partnership and American Spectrum Dunham Properties, LLC, a Delaware limited liability company, (collectively, the "American Spectrum Parties"), on the one hand, and Dunham & Associates Holdings, Inc., a California corporation, Asset Managers, Inc., a California corporation, D&A Daily Mortgage Fund III, L.P., a California limited partnership and D&A Intermediate-Term Mortgage Fund III, L.P. a California limited partnership (collectively, the "Dunham Parties"), on the other hand.

Under the terms of the Settlement Agreement, the parties agreed to settle an action filed by American Spectrum in the District Court of Harris County, Texas, entitled American Spectrum et al. v. Dunham & Associates Holdings, Inc. et al., Case No. 2014-24363 (the "Texas Action").

In consideration for the releases and covenants contained in the Settlement Agreement, the Dunham Parties agreed to repurchase from the American Spectrum Parties the fourteen (14) properties listed on Exhibit A to the Settlement Agreement (collectively, the "Properties"), for the same net contribution value at which such Properties were sold to the American Spectrum Parties pursuant to the Contribution Agreement between the parties effective as of December 30, 2013 (the "Contribution Agreement").  The parties valued the Properties at an aggregate value of $55,531,000.00 and the Dunham Parties assumed debt on the Properties in an aggregate amount of $8,119,799.00.  In consideration for the transfer of the Properties, the Dunham Parties agreed to surrender to the Company shares of 8% Cumulative Preferred Stock, Series B (the "Series B Preferred"), with an aggregate liquidation preference to $47,411,201.00, which amount is equal to the net contribution value at which the Properties were originally contributed to the American Spectrum Parties (such shares, the "Series B Shares").

In addition to surrendering the Series B Shares, the Dunham Parties agreed to modify the rights, preferences and privileges of the Series B Preferred to, among other things, modify the number of shares Series B Preferred subject to mandatory redemption, modify the circumstances under which the Series B Preferred is entitled to elect a majority of the Board of Directors of the Company and eliminate certain protective provisions for the Series B Preferred.  In addition, the Series B Amended Articles Supplementary established April 1, 2014 as the date after which no dividends shall accrue with respect to the Series B Shares surrendered to the Company.  The foregoing description of the Series B Amended Articles Supplementary is a summary, and, as such does not purport to be complete and is qualified in its entirety by reference to the Series B Amended Articles Supplementary, which is filed as Exhibit 3.1(i) to this Current Report on Form 8-K and incorporated herein by reference.

In addition to agreeing to the repurchase of the Properties in consideration for the surrender of the Series B Shares by the Dunham Parties, the parties agreed to amend the Letter Agreement dated December 30, 2013 (the "Loan Agreement") pursuant to which Dunham & Associates Holdings, Inc. had agreed to loan or to arrange for a loan from third parties (collectively, the "Lender") to American Spectrum Dunham Properties an aggregate principal amount $6,000,000.00 (the "Loan").  The first tranche of the Loan in the amount of $3,000,000.00 (the "Tranche 1 Loan"), was advanced to American Spectrum Dunham Properties on January 3, 2014.  Pursuant to the Settlement Agreement, the American Spectrum Parties and the Dunham Parties modified the Loan Agreement, among other things, to eliminate the obligation of Lender to make or arrange the second tranche of the Loan in the amount of $3,000,000.00.  In consideration of Dunham & Associates Holdings, Inc., providing or arranging for the Loan, the Company issued to Dunham & Associates Holdings, Inc., warrants (the "Warrants") to purchase up to 600,000 shares of the Common Stock of the Company (the "Warrant Shares") at any time prior to December 31, 2018, at a price per share of $2.00.  Pursuant to the Settlement Agreement, the number of Warrant Shares was reduced to 300,000 and the expiration date for exercise of the Warrants was modified to the earlier of December 1, 2018, or the later of 30 days from the date of repayment of the Tranche 1 Loan or the 90th day following the date of repayment of the Tranche 1 Loan on which the common stock of the Company has continually traded on the NYSE or other exchange or quotation system.

As part of the Settlement Agreement, the American Spectrum Parties and the Dunham Parties released each other and their respective affiliates from all claims, damages, losses and liabilities arising in any manner from the Texas Action, except for rights and obligations under the Settlement Agreement or continuing rights and obligations under the Contribution Agreement, Loan Agreement, Tranche 1 Loan and the Series B Amended Articles Supplementary.

Item 2.01           Completion of Acquisition or Disposition of Assets.

Pursuant to the Settlement Agreement, the American Spectrum Parties transferred to the Dunham Parties, fourteen (14) properties consisting of [commercial/retail properties, multi-family and single-family residence properties, RV parks and land] in exchange for the Dunham Parties surrendering to the Company the Series B Shares.  The information set forth under Item 1.01 regarding the terms of the Settlement Agreement is incorporated herein by reference.

Item 3.03           Material Modification of the Rights of Security Holders.

8% Cumulative Preferred Stock, Series B

Pursuant to the Settlement Agreement, the Company will file the Series B Amended Articles Supplementary with the Maryland State Department of Assessments and Taxation (the "SDAT") modifying certain aspects of the rights, preferences and privileges of the Series B Preferred, including the following:

●
Eliminating certain events of default giving rise to the right of the Series B Preferred to elect a majority of the Board of Directors of the Company or to require the redemption of all outstanding shares of Series B Preferred.  The events of default eliminated in connection with the Settlement Agreement include defaults on indebtedness of the American Spectrum Parties and monetary judgments against the American Spectrum Parties.

●
Establishing a 60-day grace period for the payment of dividends or redemption payments in respect of the Series B Preferred before the holders of the Series B Preferred have the right to elect a majority of the Board of Directors of the Company.

●	Establishing April 1, 2014, as of the date after which no dividends shall accrue on the Series B Preferred.

The vote or consent of the holders of 66-⅔% of the outstanding shares of 8% Cumulative Preferred Stock, Series C (the "Series C Preferred") is necessary to amend the Series B Articles Supplementary of the Company.  Holders of 66-⅔% of the outstanding shares of Series C Preferred authorized and approved the Series B Amended Articles Supplementary.

The foregoing description of the Series B Amended Articles Supplementary is a summary, and, as such, does not purport to be complete and is qualified in its entirety by reference to the Series B Amended Articles Supplementary, which filed as Exhibit 3.1(i) to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 10, 2014, the Company filed the Series B Amended Articles Supplementary amending certain rights, preferences and privileges of the Series B Preferred.

The information about the Series B Amended Articles Supplementary under Item 3.03 of this Current Report on Form 8-K, including the summary description of the changes in the rights, preferences and privileges of the Series B Preferred, is incorporated herein by reference.  A copy of the Series B Amended Articles Supplementary is filed as Exhibit 3.1(i) to this Current Report on Form 8-K and incorporated hereby reference.

Forward-Looking Statements

The Company’s statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words "expect," "project," "may," "will," "should," "could," "would," "intend," "plan," "propose," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Item 8.01           Other Events

On June 16, 2014, American Spectrum Realty, Inc. issued a press release regarding the transactions described above.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Exhibits and Financial Statements.

(a)                 Exhibits.

Exhibits	Description

3.1(i)	Articles Supplementary for 8% Cumulative Preferred Stock, Series B of American Spectrum Realty, Inc.

10.1
Settlement Agreement by and among the Company, American Spectrum Realty Operating Partnership, L.P., American Spectrum Dunham Properties, LLC, and Dunham & Associates Holdings, Inc., D&A Daily Mortgage Fund III, L.P., D&A Semi-Annual Mortgage Fund III, L.P. and D&A Intermediate-Term Mortgage Fund III, L.P.

99.1	Copy of Press Release issued by American Spectrum Realty, Inc. on June 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

By:	/s/ William J. Carden
Name: William J. Carden
Title: Chairman of the Board, President and Chief Executive Officer

Date:   June 10, 2014